Exhibit 10.9

               RENEWAL, EXTENSION, MODIFICATION AND
                       AMENDMENT AGREEMENT


     THIS RENEWAL, EXTENSION, MODIFICATION AND AMENDMENT AGREEMENT (this "Agreement") is dated effective as of February 26, 1997. The parties hereto are AMERICAN INDUSTRIAL PROPERTIES REIT (formerly known as Trammell Crow Real Estate Investors) ("Borrower"), whose address is 6220 North Beltline, Suite 205, Irving, Texas 75063-2656, Attention: Mr. Charles Wolcott, and USAA REAL ESTATE COMPANY ("Lender"), whose address is 8000 Robert
F. McDermott Freeway, Suite 600, San Antonio, Texas 78730,
Attention: Mr. T. Patrick Duncan.


RECITALS:

     Borrower executed and delivered to The Manufacturers Life Insurance Company (the "Original Note Holder"): (i) a promissory note dated February 27, 1992 ("Note A"), in the original principal sum of Twenty-Three Million Two Hundred Sixty-One Thousand Three Hundred Seventeen and 66/100 Dollars ($23,261,317.66) bearing interest on the unpaid balance thereof at the rate or rates therein stated, with a final stated maturity of November 27, 1997, and (ii) a promissory note dated February 27, 1992 ("Note B"), in the original principal sum of Nineteen Million One Hundred Forty-Three Thousand Six Hundred Forty-Six and 92/100 Dollars ($19,143,646.92), bearing interest on the unpaid balance thereof at the rate or rates therein stated, with a final stated maturity of November 27, 1997.

     Note A and Note B were issued pursuant to that certain Note Purchase Agreement dated February 27, 1992 (the "Note Purchase Agreement") between Borrower and the Original Note Holder. Note A and Note B were subsequently assigned by the Original Note Holder to The Manufacturers Life Insurance Company (U.S.A.) ("MLI USA"). Note A, Note B and the Note Purchase Agreement were amended in certain respects pursuant to: (i) that certain Settlement Agreement (the "Settlement Agreement") dated May 22, 1996, executed by and between Borrower, Patapsco #1 Limited Partnership, Patapsco #2 Limited Partnership, the Original Note Holder and MLI USA, and (ii) that certain Option Agreement (the "Option Agreement") dated May 22, 1996, executed by and between Borrower, the Original Note Holder and MLI USA. The liens, security interests and assignments created by all documents and instruments now or hereafter governing, evidencing, or securing or otherwise relating to payment of all or any part of the indebtedness evidenced by Note A and Note B (collectively, the "Credit Documents") are hereinafter collectively called the "Liens".

     Note A, Note B, the Liens and MLI USA's rights under the
Note Purchase Agreement, the Settlement Agreement and the Option
Agreement were acquired by Lender pursuant to separate Assignment of Note and Transfer of Liens dated of even effective date herewith from MLI USA in favor of Lender.

     Borrower and Lender now agree to, among other matters specified herein, renew, extend and rearrange Note A and Note B, make certain other changes to Note A and Note B, to terminate the Note Purchase Agreement, the Settlement Agreement and the Option Agreement and to release the Liens and confirm that they no longer secure Note A and Note B, as renewed, extended and rearranged, all as set forth in the succeeding provisions of this Agreement (which shall control over any conflicting or inconsistent recitals above).


AGREEMENTS:

     In consideration of the premises and the mutual agreements herein set forth, Borrower and Lender hereby agree as follows:

     1. CERTAIN DEFINITIONS. The following words and terms shall, unless the context otherwise requires, have the meanings provided below:

         (a)  "Chapter One" means Chapter One of Title 79, Texas
     Revised Civil Statutes, 1925, as amended.

         (b) "Ceiling Rate" means, on any day, the maximum nonusurious rate of interest permitted for that day by whichever of applicable federal or Texas laws permits the higher interest rate, stated as a rate per annum. On each day, if any, that Chapter One establishes the Ceiling Rate, the Ceiling Rate shall be the "indicated rate ceiling" (as defined in Chapter One) for that day. Lender may from time to time, as to current and future balances, implement any other ceiling permitted under Chapter One by notice to Borrower, if and to the extent permitted by, Chapter One. Without notice to Borrower or any other person or entity, the Ceiling Rate shall automatically fluctuate upward and downward as and in the amount by which such maximum nonusurious rate of interest permitted by applicable law fluctuates.

         (c) "Maturity Date" means the amended and extended maturity date for the Renewal note (as hereinafter defined), December 31, 2000, as the same may hereafter be accelerated pursuant to the provisions of the Renewal Note, any of the other Credit Documents or this Agreement.

         (d) "Past Due Rate" means, on any day, a rate per annum equal to the Ceiling Rate for that day, or only if applicable law imposes no maximum nonusurious rate of interest for that day, then the Past Due Rate for that day shall be a rate per annum equal to eighteen percent (18%) per annum.

     2.  NOTE PURCHASE AGREEMENT TERMINATED.  Borrower and
Lender hereby agree that Note Purchase Agreement is hereby terminated and of no continuing force and effect effective as of the effective date of this agreement.

     3. SETTLEMENT AGREEMENT TERMINATED. Borrower and Lender (Patapsco #1 Limited Partnership and Patapsco #2 Limited Partnership currently in the process of being dissolved) hereby agree that the Settlement Agreement is hereby terminated and of no continuing force and effect effective as of the effective date of this Agreement.

     4. OPTION AGREEMENT TERMINATED. Borrower and Lender hereby agree that the Option Agreement is hereby terminated and of no continuing force and effect effective as of the effective date of this Agreement.

     5. AIP PARTNERSHIP INTEREST PLEDGE TERMINATED. Borrower and Lender hereby agree that the AIP Partnership Interest Pledge (as defined in the Settlement Agreement) is hereby terminated and of no continuing force and effect effective as of the effective date of this Agreement.

     6. STOCK PLEDGE AGREEMENT TERMINATED. Borrower and Lender hereby agree that the Stock Pledge Agreement (as defined in the Settlement Agreement) is hereby terminated and of no continuing force and effect effective as of the effective date.

     7. BALANCE. Borrower and Lender hereby agree that notwithstanding the unpaid principal balances of Note A and Note B reflected in the books and records of MLI USA, the present unpaid principal balance of Note A is Three Million One Hundred Seventy-Eight Thousand Five Hundred Twenty-One and 66/100 Dollars ($3,178,521.66) and the present unpaid principal balance of Note B is Three Million Eight Hundred Sixty-Two Thousand One Hundred Ninety-Nine and 71/100 Dollars ($3,862,199.71). No amounts remain unadvanced against Note A or Note B, and Lender shall have no obligation to make any advances under Note A, Note B or any of the other Credit Documents.

     8. RENEWAL NOTE. To facilitate the administration of Note A and Note B, Borrower has contemporaneously with the execution of this Agreement executed a new promissory note (the "Renewal Note") in favor of Lender in the original principal amount of Seven Million Forty Thousand Seven Hundred Twenty-One and 37/100 Dollars ($7,040,721.37) in the form attached hereto as Exhibit A which is given to the full extent thereof in renewal, extension and rearrangement (but not extinguishment) of the remaining principal balances Note A and Note B referenced in Paragraph 7 immediately above.

     9.  LOAN COVENANTS.

         (a) Borrower will deliver, or cause to be delivered, to Lender:

              (i)   Borrower shall furnish or cause to be
         furnished to Lender within five (5) business days after Borrower is required to file the same with the Securities and Exchange Commission ("Commission"), copies of the periodic information, documents and other reports which Borrower is required to file with the Commission pursuant to Section 13(a) of the Exchange Act. If Borrower ceases to be required to file information, documents and other reports pursuant to
         Section 13 of the Exchange Act, it shall remain obligated to furnish the same information, documents and reports otherwise required under Section 13(a) of the Exchange Act to Lender within five (5) business days after Borrower would have been required to file the same with the Commission; and

              (ii)  Borrower shall furnish or cause to be
         furnished to Lender, within five (5) business days after the effective date thereof, copies of any amendment or modification to its By-Laws and Declaration of Trust.

         (b) Borrower will at all times before the satisfaction of the Renewal Note maintain and keep in force substantially similar insurance coverages relating to its real property assets as maintained by Borrower as of the date of this Agreement, including but not limited to liability coverage of at least $2,000,000.00.

         (c) Borrower shall pay, when due, all taxes, assessments and governmental charges or levies imposed upon it and all claims or demands of materialmen, mechanics, carriers, warehousemen, landlords and any other like person or entity which, if unpaid, might result in the creation of a lien upon the income of Borrower or its assets; provided that items of the foregoing description need not be paid while being contested in good faith and by appropriate proceedings.

         (d) Borrower shall not make distributions to shareholders until such time as: (i) the Renewal Note is satisfied in full; (ii) Borrower obtains the Shareholder Approval described in Paragraph 10 immediately below; or
     (iii) Lender otherwise grants its prior written approval thereto.

         (e) Borrower shall promptly pay and discharge when due all debts, claims, liabilities and obligations with respect to any clean-up measures necessary for Borrower to comply with Applicable Environmental Laws. Borrower hereby indemnifies and agrees to defend and hold Lender and its successors and assigns harmless from and against any and all third party claims, demands, causes of action, loss, damage, liabilities, costs and expenses (including reasonable attorneys' fees and court costs) of any and every kind or character, known or unknown, fixed or contingent, asserted against or incurred by Lender at any time and from time to time including, without limitation, those asserted or arising subsequent to the payment or other satisfaction of the Renewal Note, by reason of or arising out of the ownership, construction, occupancy, operation, use and maintenance of any of Borrower's real property assets, INCLUDING MATTERS ARISING OUT OF THE NEGLIGENCE OF LENDER; provided, however this indemnity shall not apply with respect to matters caused by or arising out of (i) the gross negligence or willful misconduct of Lender (it being the express intention of the parties hereto that Lender shall be indemnified from the consequences of their negligence; and (ii) the construction, occupancy, operation, use and maintenance of Borrower's real property assets by any lessee or party in possession of any such asset subsequent to the ownership of such asset by Borrower. The foregoing indemnity and agreement applies to the violation of any Applicable Environmental Law prior to the payment or other satisfaction of the Renewal Note and any act, omission, event of circumstance existing or occurring on or about Borrower's real property assets (including without limitation the presence on such assets or release from such assets of asbestos or other hazardous substances or solid waste disposed of or otherwise presenting or released prior to the payment or other satisfaction of the Renewal Note. It shall not be a defense to the covenant of Borrower to indemnify that the act, omission, event or circumstance did not constitute a violation of any Applicable Environmental Law at the time of its existence or occurrence. The terms "hazardous substance" and "release" shall have the meanings specified in the Superfund Amendments and Reauthorization Act of 1986 ("SARA"), and the terms "solid waste" and "disposed" shall have the meanings specified in the Resource Conservation and Recovery Act of 1976 ("RCRA"); provided, to the extent that any other applicable laws of the United States of America or political subdivision thereof establish a meaning for "hazardous substance", "release", "solid waste", or "disposed" which is broader than that specified in either SARA or RCRA, such broader meaning shall apply. As used in this Agreement, "Applicable Environmental Law" shall mean and include the singular, and "Applicable Environmental Laws" shall mean and include the collective aggregate of the following: Any law, statute, ordinance, rule, regulation, order or determination of any governmental authority or any board of fire underwriters (or other body exercising similar functions), or any restrictive covenant or deed restriction (recorded or otherwise) affecting any of Borrower's real property assets pertaining to health, safety or the environment, including, without limitation, all applicable zoning ordinances and building codes, flood disaster laws and health, safety or the environment, including without limitation, the comprehensive Environmental Response, Compensation, and Liability Act of 1980, the Resource

     Conservation and Recovery Act of 1976, the Superfund Amendments and Reauthorization Act of 1986, the Occupational Safety and Health Act and any federal, state or municipal laws, ordinances, regulations or law which may now or hereafter require removal of asbestos or other hazardous wastes from any of Borrower's real property assets or impose any liability on Lender related to asbestos or other hazardous wastes in any such assets. The provisions of this Paragraph 9(e) shall survive the repayment or conversion of the Renewal Note, and shall continue thereafter in full force and effect. In the event of the transfer of the Renewal Note or any portion thereof, in accordance with this Agreement, Lender or any prior holder of the Renewal Note and any participants permitted under this Agreement shall continue to be benefitted by this indemnity and agreement with respect to the period of such holding of the Renewal Note.

         (f) Borrower shall execute and deliver or cause to be executed and delivered to Lender upon Lender's reasonable request such other and further instruments or documents as in the reasonable judgment of Lender to conform, create, evidence, preserve or maintain Lender's rights hereunder or under the Renewal Note, and Borrower shall do all such additional acts, give such assurances and execute such instruments as Lender may reasonably require to vest more completely in and assure to Lender its rights under this Agreement and the Renewal Note.

     10. RECAPITALIZATION PLAN; SHAREHOLDER APPROVAL. Borrower covenants and agrees to promptly commence and thereafter use Borrower's best efforts to secure appropriate and required approval of Borrower's shareholders ("Shareholder Approval") of the following:

         (a) Subject to Shareholder Approval, Borrower hereby grants Lender the option and right at any time prior to the Maturity Date upon written notice to Borrower to convert all or any part of the principal balance of the Renewal
     Note into a number of common shares of beneficial interest, $.10 par value per share, of Borrower (the "Shares") determined as follows:

                            P / C = S


     where: (i) "P" equals the aggregate principal balance of the Renewal Note subject to the conversion by Lender;
     (ii) "C" equals the applicable conversion price, being either (x) $2.00 if the conversion occurs on or before December 31, 1997, or (y) $2.25 if the conversion occurs on or after January 1, 1998 but before the Maturity Date; and
     (iii) "S" equals the applicable number of Shares.

         (b) In the event Borrower fails to obtain Shareholder Approval of the conversion option specified in subparagraph
     (a) immediately above on or before June 30, 1997, the following shall be applicable to the Renewal Note notwithstanding any contrary provisions contained in this
     Agreement:

              (i) Commencing July 1, 1997 the unpaid principal balance of the Renewal Note from time to time outstanding shall bear interest at the Past Due Rate;
         and

              (ii) The Maturity Date shall automatically be amended and accelerated to be October 31, 1997.

         (c) Lender and Borrower acknowledge and agree that upon Lender's conversion of all or a portion of the principal balance of the Renewal Note into Shares after Shareholder Approval, Borrower and Lender shall execute a Registration Rights Agreement relating to the resale of the applicable Shares. Such Registration Rights Agreement shall be in substantially the same form as the Registration Rights Agreement executed by and between Borrower and Lender dated December 13, 1996, to which reference is hereby made for all purposes.

     11. LIEN RELEASE; MISCELLANEOUS. The Liens are hereby terminated and released, and no longer continue to secure the payment of the Renewal Note, and Lender shall execute such other documents as Borrower shall reasonably request to further evidence the termination and release of the Liens. To the extent of any conflict between the Renewal Note or any of the other Credit Documents (or any earlier modification of any of them) and this Agreement, this Agreement shall control. This Agreement (a) shall bind and benefit Borrower, and, except as herein expressly limited, Lender and their respective heirs, beneficiaries, administrators, executors, receivers, trustees, successors and assigns (provided, that Borrower shall not assign its rights hereunder without the prior written consent of Lender); (b) may be modified or amended only by a writing signed by each party;
(c) SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE APPLICABLE LAWS OF THE STATE OF TEXAS AND THE UNITED STATES OF AMERICA FROM TIME TO TIME IN EFFECT; (d) may be executed in several counterparts, and by the parties hereto in separate counterparts, and each counterpart, when executed and delivered, shall constitute an original agreement enforceable against all who signed it without production of or accounting for any other counterpart, and all separate counterparts shall constitute the same agreement and (e) embodies the entire agreement and understanding between the parties with respect to modifications of instruments provided for herein and supersedes all prior conflicting or inconsistent agreements, consents and understandings relating to such subject matter. Borrower acknowledges and agrees that there are no oral agreements between Borrower and Lender which have not been incorporated in this

Agreement. If any provision of this Agreement should be determined by any court of competent jurisdiction to be illegal, invalid or unenforceable under present or future laws, the legality, validity and enforceability of the remaining provisions of this Agreement shall not be affected thereby. Each waiver in this Agreement is subject to the overriding and controlling rule that it shall be effective only if and to the extent that (a) it is not prohibited by applicable law and (b) applicable law neither provides for nor allows any material sanctions to be imposed against Lender for having bargained for and obtained it. Wherever the term "including" or a similar term is used in this Agreement, it shall be read as if it were "including by way of example only and without in any way limiting the generality of the clause or concept referred to." Any exhibits, appendices and annexes described in this Agreement as being attached to it are hereby incorporated into it. The headings in this Agreement shall be accorded no significance in interpreting it.

     NOTICE PURSUANT TO TEX. BUS. & COMM. CODE SECT. 26.02

     THIS AGREEMENT, THE RENEWAL NOTE AND ALL OTHER CREDIT DOCUMENTS EXECUTED BY ANY OF THE PARTIES BEFORE OR SUBSTANTIALLY CONTEMPORANEOUSLY WITH THE EXECUTION HEREOF, TOGETHER CONSTITUTE A WRITTEN LOAN AGREEMENT WHICH REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

     EXECUTED effective as of the date first set forth above.


                              BORROWER:

                              AMERICAN INDUSTRIAL PROPERTIES REIT



                              By:   /s/



                              LENDER:

                              USAA REAL ESTATE COMPANY


                              By:    /s/

EXHIBIT 10.10
                         AMENDMENT NO. 1

                                to

                     SHARE PURCHASE AGREEMENT
                  dated as of December 13, 1996
                             between
               AMERICAN INDUSTRIAL PROPERTIES REIT
                               and
                     USAA REAL ESTATE COMPANY

     THIS AMENDMENT NO. 1 to the Share Purchase Agreement, dated as of December 13, 1996 (the "Initial Agreement"), by and between American Industrial Properties REIT, a Texas real estate investment trust ("Seller"), and USAA Real Estate Company, a Delaware corporation ("Buyer"), is hereby made and entered into effective for all purposes as of December 13, 1996.

                             RECITALS

     WHEREAS, it was and remains the intention of the parties hereto that Seller not be consolidated with Buyer under U.S.
generally accepted accounting principles and other purposes;

     WHEREAS, the Initial Agreement originally executed by the parties contained in Section 6.2(b) provisions contrary to the intent of the parties at the time of the execution and delivery of the Initial Agreement;

                            AGREEMENT

     NOW THEREFORE, in consideration of the premises and the mutual covenants and agreements set forth in the initial
Agreement and this Amendment No. 1 thereto, and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

     1.  The first sentence of Section 6.2(b) of the Initial
Agreement is hereby amended and restated, and an additional second sentence is hereby added, to read as follows:

         In addition to Buyer's rights under Section 6.2(a), at any time during the three (3) year period commencing on the Closing Date, Buyer may, by notice in writing to Seller, require Seller to increase the number of Trust Managers from five (5) to seven (7), which initial resulting vacancies shall be filled only by vote of the shareholders of Seller and not by the Trust Managers. If a special meeting of shareholders is called to fill the two (2) initial resulting vacancies prior to an annual meeting of shareholders after notice by Buyer pursuant to the first sentence of this Section 6.2(b), Seller shall nominate each of the two (2) designees of Buyer as Trust Managers.

     IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed by its duly authorized officers on this 26th day of February, 1997, but effective for all purposes as of December 13, 1996.


                            USAA REAL ESTATE COMPANY



                            By: /s/
                                T. Patrick Duncan
                                Senior Vice President - Operations


                            AMERICAN INDUSTRIAL PROPERTIES REIT



                            By: /s/
                                Charles W. Wolcott
                                President and Chief Executive Officer